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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported):October 15, 1997




                            ROMAC INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)



         Florida                      0-26058                  59-3264661
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
         of incorporation)                                   Identification No.)


            120 West Hyde Park Place, Suite 150, Tampa, Florida 33606
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:  (813)-251-1700
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                                       N/A
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         (Former name or former address, if changed since last report)


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ITEM 5.                    OTHER EVENTS

On October 14, 1997, Romac International, Inc. announced results for the three and nine months ended September 30, 1997. The following earnings per share amounts do not reflect the two-for-one stock split in the form of a 100% stock dividend to shareholders, effective October 3, 1997.

For the third quarter, net service revenues increased to $45.9 million from $26.4 million for the same period last year. This represents an increase of 73.9%. Net income increased to $3.0 million for the third quarter of 1997 from $1.8 million for the same period last year. This represents an increase of 66.7%. Fully-Diluted earnings per share increased to $.23 for the third quarter of 1997 from $.14 per share for the same period last year. This represents an increase of 64.3%. Fully-Diluted weighted average shares outstanding for the third quarter increased by 3.9% to 13.3 million from 12.8 million for the same period in 1996.

For the nine months ended September 30, 1997, net service revenues increased to $120.5 million from $64.8 million for the same period last year. This represents an increase of 86.0%. Net income increased to $7.5 million for the first nine months of 1997 from $4.1 million for the same period last year. This represents an increase of 82.9%. Fully-Diluted earnings per share increased to $.58 for the first nine months of 1997 from $.36 for the same period last year. This represents an increase of 61.1%. Fully-Diluted weighted average shares outstanding for the first nine months of the year increased by 12.2 % to 12.9 million from 11.5 million for the same period in 1996.

         Revenues. Net service revenues increased 73.9% and 86.0%, respectively, to $45.9 million and $120.5 million for the three and nine month periods ended September 30, 1997 as compared to $26.4 million and $64.8 million for the same periods in 1996. These increases were comprised of a $17.9 million and $50.0 million increase in flexible billings (Professional Temporary and Contract Services revenues combined) and a $1.5 million and $5.8 million increase in Search Fees for the three and nine month periods ending September 30, 1997, as described below.

         Flexible billings increased 84.8% and 97.1%, respectively, to $39.0 million and $101.5 million for the three and nine month periods ended September 30 1997 as compared to $21.1 million and $51.5 million for the same periods in 1996. This increase is a result of an increase in the number of hours billed by Company-owned operations as compared to the same periods in 1996. The average hourly bill rate for the three and nine month periods ended September 30, 1997 increased to $36.5 and $34.5 from $29.2 and $27.5 for the three and nine month periods ended September 30, 1996 due to the mix of contract business as a percentage of total flexible billings. In addition, the Company's Emerging Technologies initiative increased its bill rates 24.0% and 23.3% for the three and nine month periods ended September 30, 1997 compared to the same periods in 1996 as the demand for these highly skilled knowledge workers continues to build.

         Search fees increased 27.8% and 43.6%, respectively, to $6.9 million and $19.1 million for the three and nine month periods ended September 30,1997 as compared to $5.4 million and $13.3 million for the same periods in 1996. The increase resulted primarily from an increase in the number of search sales consultants, which increased the number of search placements made during the three and nine month periods ended September 30, 1997 as compared to the same periods in 1996. The average fee for each search placement made during the periods remained relatively constant.

     The Company from time to time experiences fluctuations in its monthly revenues in its operations. For example, July results for Information Technology Services showed no improvement over the previous month, but that segment has since returned to historical growth rates.

         Net income. Net income increased 66.7% and $82.9%, respectively, to $3.0 million and $7.5 million for the three and nine month periods ended September 30, 1997 as compared to approximately $1.8 million and $4.1 million for the same periods in 1996. These increases were due to the revenue increases discussed above offset by a decrease in gross profit as a percentage of net service revenues due to the continuing change in the business mix towards flexible billings which has traditionally lower gross margins and a decrease in selling, general and administrative expenses as a percentage of net service revenues (although selling, general and administrative expenses increased in absolute dollars) due to economies of scale gained from a larger revenue base.

Certain of the above statements contained in this Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors; risks due to shifts in market demand; changes in service mix; ability of the Company to complete acquisitions; and the risk factors listed from time to time in the Company's reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. The words "believe," "estimate", "expect," "intend." "anticipate"and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.



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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    (c)  EXHIBITS

         99.1 Press release dated October 14, 1997-Romac International, Inc. "The KnowledgeForce Resource" Announces 64% Increase in Third Quarter Earnings Per Share

                                   SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                           ROMAC INTERNATIONAL, INC.
                                 (Registrant)



                           By:/S/ Thomas M. Calcaterra
                              Thomas M. Calcaterra, Chief Financial Officer and Secretary


                           Date:   October 14, 1997